UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2015

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 1, 2015, PhotoMedex, Inc. (the “Company”) (NasdaqGS and TASE: PHMD) and its subsidiary PhotoMedex Technology, Inc. (“PTECH”) entered into an Asset Purchase Agreement and a Supplemental Agreement (together, the “Asset Purchase Agreement”) with DaLian JiKang Medical Systems Import & Export Co., LTD, (“JIKANG”).  Under the Asset Purchase Agreement, JIKANG acquired the SLT® surgical laser business (the “Transferred Business”) from PTECH, for a total purchase price of $1.5 million (the “Purchase Price”).  The Company will net approximately $1.2 million after payment of closing and ancillary costs.

The Purchase Price is payable to the Company in three installments. An initial deposit of $300,000 was made on September 2, 2015. JIKANG will provide two letters of credit to the Company for the remainder of the Purchase Price. The $1 million Letter of Credit will become payable to the Company on or about November 17, 2015, at which time substantially all the assets will be transferred to JIKANG in consummation of the transaction. The remaining Letter of Credit, for $200,000, will be payable to the Company by February 17, 2016, after certain post-closing steps including the receipt of all assets at JIKANG’s facilities and the training of JIKANG’s personnel.

The Asset Purchase Agreement contains customary representations, warranties and covenants by each of the Company, PTECH and JIKANG, as well customary indemnification provisions among the parties.

Also, the Company has entered into a First Amendment (the “First Amendment”) to its Stock Purchase Agreement (the “Stock Purchase Agreement”) of January 31, 2015, under which the Company and its subsidiary LCA-Vision Inc. (“LCA”) sold LCA and its subsidiaries to Vision Acquisition, LLC (“Vision”). The First Amendment amends the Stock Purchase Agreement to permit an Internal Revenue Code Section 338(h)(10) or 336(e) election under which all parties to the transaction, including the Company, are treated for tax purposes as if Vision had purchased the assets of LCA rather than LCA’s stock. Vision agreed to pay the Company the sum of $300,000 for entry into the First Amendment. The transaction was completed as of August 31, 2015.

The foregoing descriptions of the Asset Purchase Agreement, Supplemental Agreement, the First Amendment, their ancillary agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copies of the Asset Purchase Agreement, Supplemental Agreement and First Amendment to the Stock Purchase Agreement, which are incorporated by reference as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits
2.1	Asset Purchase Agreement, dated September 1, 2015
2.2	Supplemental Agreement, dated September 1, 2015
2.3	First Amendment to the Stock Purchase Agreement, dated August 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: September 4, 2015	By: /s/ Dolev Rafaeli
Dolev Rafaeli Chief Executive Officer